EXHIBIT 10.20.1

YESTERDAY’S VILLAGE, INC./TRACK 29
AMENDED LEASE AGREEMENT – COMMERCIAL PREMISES

THIS AMENED LEASE made on this 27th day of March, 2003 by and between:  Advanced TelCom, Inc. (hereinafter referred to as Lessee) and YESTERDAY’S VILLAGE, INC., 115 West Yakima Avenue, Yakima, Washington, 98902, (hereinafter referred to as Lessor) is made in regards to those particular Leases made and executed by Avista Communications, Inc. which are identified as follows:

Lease executed on September 30, 1999 for 15 West Yakima Ave. – Suite 240
Lease executed on November 16, 1999 for 15 West Yakima Ave. – Suite 210

WITNESSETH:

It is hereby acknowledged by the Lessor that Advanced TelCom, Inc. is authorized to renegotiate the following Amended Lease Agreement based upon their assumption of said leases as evidenced by an ASSIGNMENT, ASSUMPTION AND CONSENT form completed jointly by Avista Communications, Inc., Advanced TelCom, Inc. and Yesterday’s Village, Inc. in December, 2001.

Lessor hereby agrees to amend Lease terms and Lessee hereby agrees to amend Lease terms as follows:

A. PREMISES:  Lessee is currently leasing premises commonly known as:

15 West Yakima Ave. – Suite 240
15 West Yakima Ave. – Suite 210

The Lessee and Lessor agree to trade the use and access of Suite 210 for adjacent Suite 220.  As a result of this Amendment the Lessee will be leasing premises commonly known as:

15 West Yakima Ave. – Suite 240
15 West Yakima Ave. – Suite 220

B. TERMS:  The terms and conditions of this Amended Lease Agreement will be effective April 1, 2003.  Term of this Lease shall be consistent with the original lease and shall terminate the 30th day of September, 2004.

C. RENT:  Lessee currently pays monthly rents for Suite 240 and Suite 210 in the amount of Seven Thousand Two Hundred Forty-Five Dollars ($ 7,245.00), in advance on the first day of each month of the lease term.  As a result of this Amended Lease Agreement, the Lessee will pay monthly rents for Suite 240 and Suite 220 in the amount of Six Thousand Four Hundred Thirty-Eight Dollars ($ 6,438.00), in advance on the first day of each month of the lease term.

D. FURNISHINGS:  Lessee will leave all furniture and fixtures in Suite 210 (excluding computers and other office equipment).  In exchange for this consideration, Lessee will be able to choose from an inventory of office furnishings (which Lessor will make available) with which to furnish Suite 220 to meet the needs of the Lessee.

E. UTILITES AND FEES:  The Lessee will insure that all gas & electric utility services for Suite 240 and Suite 220 will be put into the name of Advanced TelCom, Inc.  (Electrical service for Suite 220 is currently provided through Pacific Power account # 88054537-001 2 ; meter # 21400104.)

F. PARKING:  Lessee understands that parking is apportioned in conformity with controlling zoning ordinances and that Lessor shall have the right to make such regulations Lessor deems desirable for the control of parking automobiles on the real property or property under Lessor’s control, including the right to designate certain areas for parking of the Lessee, employees of Lessee, his customers and other Lessees of said buildings.

All terms and conditions not directly addressed herein shall remain consistent with original Leases dated September 30, 1999 and November 16, 1999.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the date first above written,

LESSOR: YESTERDAY’S VILLAGE, INC.		LESSEE(S)/GURANTOR:

Advanced TelCom, Inc.

/s/ Del Matthews

BY:	Del Matthews	BY:

TITLE:	President	TITLE:

******************************

STATE OF WASHINGTON	)
) ss.
County of Yakima	)

I certify that I know or have satisfactory evidence that Del Matthews signed this instrument, on oath stated that he is authorized to execute the instrument and acknowledge it as the President and Owner, respectively, of Yesterday’s Village, Inc., a Washington Corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated 3-27-03

/s/ Rhonda M. Sandino
[Notary seal]	NOTARY PUBLIC in and for the State Of
Washington, residing at Yakima
My appointment expires 06-29-05

STATE OF OREGON	)
) ss.
County of	)

I certify that I know or have satisfactory evidence that                                                    signed this instrument, on oath stated that they are authorized to execute the instrument and acknowledge it as the                                                 and                                     , respectively, of Advanced TelCom, Inc., a                                     corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated

NOTARY PUBLIC in and for the State Of
Oregon, residing at .
My appointment expires